UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2025

Blaize Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41139	86-2708752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4659 Golden Foothill Parkway, Suite 206
El Dorado Hills, California		95762
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 916 347-0050

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BZAI	The Nasdaq Stock Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	BZAIW	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On December 3, 2025, Blaize Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “2025 Annual Meeting”) to (1) elect seven directors to hold office until the Company’s 2026 Annual Meeting of Stockholders, or until their successors are duly elected and qualified; (2) amend the Company’s Third Amended and Restated Certificate of Incorporation, to provide that directors may be removed in a manner consistent with Section 141(k) of the Delaware General Corporation Law; and (3) to ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for the Company’s current fiscal year ending December 31, 2025, in each case as described in further detail in the Company’s definitive proxy statement for the 2025 Annual Meeting, which was filed with the U.S. Securities and Exchange Commission on October 20, 2025. All results presented below reflect the voting power of the Company’s common stock.

At the close of business of October 6, 2025, the record date of the 2025 Annual Meeting, an aggregate of 107,866,345 shares of the Company’s common stock were issued and outstanding. At the 2025 Annual Meeting, 68,916,604 shares of the Company’s common stock were represented in person, online, or by proxy; therefore, a quorum was present.

At the 2025 Annual Meeting, the Company’s stockholders voted as follows:

Proposal 1. Election of Directors

The nominees for election to the Board of Directors (the “Board”) were elected, each until the next Annual Meeting of Stockholders or their earlier resignation or retirement. For each nominee, the votes cast for, abstentions, and broker non-votes were as follows:

Director Name	Shares For	Shares Abstained / Withheld	Broker Non-Votes
Lane M. Bess	40,825,853	1,271,950	26,818,801
Dinakar Munagala	41,101,928	995,875	26,818,801
Edward Frank	39,900,443	2,197,360	26,818,801
Juergen Hambrecht	40,920,056	1,177,747	26,818,801
Anthony Cannestra	40,892,076	1,205,727	26,818,801
George de Urioste	40,888,539	1,209,264	26,818,801
Yoshiaki Fujimori	41,393,269	704,534	26,818,801

Proposal 2. Amendment to Certificate of Incorporation

The proposal to amend the Company’s Third Amended and Restated Certificate of Incorporation, to provide that directors may be removed in a manner consistent with Section 141(k) of the Delaware General Corporation Law was not approved. The votes cast for, against, abstentions, and broker non-votes were as follows:

Shares For	Shares Against	Shares Abstained / Withheld	Broker Non-Votes
41,675,545	271,394	150,864	26,818,801

Proposal 3. Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2025

The proposal to ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was approved. The votes cast for and against as well as the abstentions were as follows:

Shares For	Shares Against	Shares Abstained / Withheld
49,539,874	495,596	18,881,134

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2025	Blaize Holdings, Inc.

By: /s/ Dinakar Munagala
Dinakar Munagala
Chief Executive Officer